Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Vonage Holdings Corp.

Holmdel, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No.333-136773) and Form S-8 (No. 333-136227) of Vonage Holdings Corp. of our reports dated April 16, 2007, relating to the consolidated financial statements and to the financial statement schedule, which appear in this Form 10-K.

/s/BDO Seidman, LLP

Woodbridge, New Jersey

April 16, 2007